EXHIBIT 3(ii)

                              BYLAWS
                                OF
                         THE BEARD COMPANY

                         November 26, 1997

                                                             PAGE

Article I - Stockholders' Meetings                              1

  Section 1 - Annual Meeting                                    1
  Section 2 - Special Meetings                                  1
  Section 3 - Notice of Meetings                                1
  Section 4 - Quorum                                            2
  Section 5 - Voting                                            2
  Section 6 - List of Stockholders                              2
  Section 7 - Action by Written Consent of Stockholders         3
  Section 8 - Nomination of Directors                           3

Article II - Directors                                          3

  Section 1 - Powers                                            3
  Section 2 - Number and Vacancies                              3
  Section 3 - Term of Office                                    4
  Section 4 - Place of Meetings                                 4
  Section 5 - Regular Meetings                                  4
  Section 6 - Special Meetings                                  4
  Section 7 - Quorum                                            4
  Section 8 - Presence at Meeting                               5
  Section 9 - Action Without Meeting                            5
  Section 10- Committees of the Board                           5
  Section 11- Compensation                                      5
  Section 12- Advisory Directors                                5

Article III - Officers and Employees                            6

  Section 1 - Election                                          6
  Section 2 - Term, Removal and Vacancies                       6
  Section 3 - Bonding                                           6
  Section 4 - Chairman of the Board                             6
  Section 5 - Chief Executive Officer                           6
  Section 6 - President                                         7
  Section 7 - Vice Presidents                                   7
  Section 8 - Secretary                                         8
  Section 9 - Treasurer                                         8
  Section 10- Divisional Officers                               8

Article IV - Stock Certificates and Transfer Books              8

  Section 1 - Certificates                                      8
  Section 2 - Facsimile Signatures                              9
  Section 3 - Record Ownership                                  9
  Section 4 - Lost Certificates                                 9
  Section 5 - Transfer Agent and Registrar                      9
  Section 6 - Transfer of Stock                                 9
  Section 7 - Fixing Date for Determination of Share-
                 holders of Record                             10

Article V - Dividends                                          11

  Section 1 - Declaration and Payment                          11
  Section 2 - Reserves                                         11

Article VI - General Provisions                                11

  Section 1 - Offices                                          11
  Section 2 - Seal                                             12
  Section 3 - Fiscal Year                                      12
  Section 4 - Inspection of Books                              12
  Section 5 - Reliance on Records                              12
  Section 6 - Annual Report                                    12
  Section 7 - Voting of Stock                                  12
  Section 8 - Waiver of Notice                                 13

Article VII - Indemnification of Officers,
                Directors, Employees and Agents                13

Article VIII - Interested Directors                            15

Article IX - Amendments                                        15

                              BYLAWS
                                OF
                         THE BEARD COMPANY



                             ARTICLE I

                      STOCKHOLDERS' MEETINGS

SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 10:00 a.m. on the first Thursday in June of each year or at such other time as shall be determined by the board of directors. The meeting shall be held at the principal offices of the Corporation or at such other place as shall be determined by a majority of the directors.

SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the board of directors, or by the president, and shall be held at such places, within or without the State of Oklahoma, as may be specified in the call of any meeting. Further, the president, or in his absence, the secretary, shall call a special meeting at the request in writing of stockholders owning not less than one-third (1/3) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote; provided, that such request states the purpose or purposes for the proposed meeting.

SECTION 3. NOTICE OF MEETINGS. Written notice of every meeting of stockholders stating the place, day, hour and purposes thereof, shall, except when otherwise required by law, be mailed at least ten (10) but not more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote thereat; provided that such notice may be waived in writing, signed by the person entitled to notice either before or after the time stated therein. Neither the business to be transacted at nor the purpose of any meeting need be specified in such written waiver of notice.

          Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time until its business is completed. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, no notice need be given.

          Written notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, or when sent by pre-paid telegram to such address.

SECTION 4. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of the stockholders. If at any meeting a quorum is not present, the chairman of the meeting or the holders of the majority of the shares of stock present or represented may adjourn the meeting from time to time. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present or represented at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 5. VOTING. Each stockholder shall at every meeting of stockholders be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. No vote upon any matter need be by ballot unless demanded by the holders of at least twenty (20%) percent of the shares represented and entitled to vote at the meeting. All elections and questions other than the election of directors shall be decided by a majority of the votes cast, except as otherwise required by the laws of Oklahoma. The election of directors shall be decided by a plurality of the votes cast.

SECTION 6. LIST OF STOCKHOLDERS. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding shares of the Corporation entitled to vote with respect to the subject matter thereof.

SECTION 8. NOMINATION OF DIRECTORS. Nomination of election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the president or to the secretary of the Corporation not less than four days nor more than fifty days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than twenty-one days notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the chairman of the board, president or secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed.
Nominations, not made in accordance herewith may be disregarded by the chairman of the meeting; and upon his instructions, the judges of the election may disregard all votes cast for each such nominee.

                            ARTICLE II

                             DIRECTORS

SECTION 1. POWERS. The business of the Corporation shall be managed by its board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

SECTION 2. NUMBER AND VACANCIES. The number of directors which shall constitute the entire board shall not be less than three nor more than nine. Subject to the provisions of the certificate of incorporation, this
Section 2 and Section 3 hereof, the number of directors from time to time may be altered but in no event, to less than three (except as may be permitted by law) by resolution adopted by a vote of two-thirds of the entire board of directors, or at the annual meeting of stockholders by the affirmative approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term. Whenever a vacancy in the number of directors shall occur, until such vacancy is filled the continuing director or directors, regardless of their number, shall have all the powers granted to the directors and shall discharge all the duties imposed upon the directors. As used herein, the "entire board" shall mean the total number of directors which the Corporation would have if there were no vacancies. The term "majority of the directors" whenever used herein shall mean more than one-half of the entire board when the entire board is composed of three or more directors, and shall mean one director if the entire board is only one at the time; both directors if only two directors are the entire board at the time. A director shall not be required to be a stockholder of the Company in order to serve in such capacity.

SECTION 3. TERM OF OFFICE. Directors shall be elected to hold office for three-year terms expiring at the next succeeding annual meeting and until their successors are duly elected and have qualified.

SECTION 4. PLACE OF MEETINGS. Board meetings may be held at such places, within or without the State of Oklahoma, as stated in these bylaws or as the board may from time to time determine or as may be specified in the call of any meetings.

SECTION 5. REGULAR MEETINGS. The regular annual meeting of the board shall be held without call or notice immediately after and at the same general place as the annual meeting of the stockholders, for the purpose of electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the board may be held without call or notice at such place and at such time as shall be fixed by resolution of the board but in the absence of such resolution, shall be held upon call by the president or a majority of directors.

SECTION 6. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board or the president or by a majority of the directors then in office. Notice of special meetings shall either be mailed by the secretary to each director at least three days before the meeting or shall be given personally or telegraphed or sent by facsimile transmission to each director at least two days before the meeting. Such notice shall set forth the time and place of such meeting, but need not, unless otherwise required by law, state the purposes of the meeting. A majority of the directors present at any meeting may adjourn the meeting from time to time without notice other than announcement at the meeting.

SECTION 7. QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the board; provided, however, that if there are vacancies on the board of directors, a majority of the remaining directors shall constitute a quorum which in no case shall be less than one-third of the total number of directors. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present.

SECTION 8. PRESENCE AT MEETING. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall be deemed presence in person at such meeting.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the board or such committee.

SECTION 10. COMMITTEES OF THE BOARD. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation and shall have such name or names as may be determined from time to time by resolution adopted by the board. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time, and, furthermore, may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board.

SECTION 11. COMPENSATION. Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the board or of any committee of which such director shall be a member. The board may by resolution allow reasonable fees to some or all of the directors for attendance at any board or committee meeting. No such payment shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12. ADVISORY DIRECTORS. The board of directors may appoint individuals who may but need not be directors, officers, or employees of the Corporation to serve as members of an advisory board of directors of the Corporation and may fix fees or compensation for attendance at meetings of any such advisory boards. The members of any such advisory board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the board of directors of the Corporation. The term of office of any member of the advisory board of directors shall be at the pleasure of the board of directors and shall expire the day of the annual meeting of the stockholders of the Corporation. The function of any such advisory board of directors shall be to advise with respect to the affairs of the Corporation.

                            ARTICLE III

                      OFFICERS AND EMPLOYEES

SECTION 1. ELECTION. At the regular annual meeting of the board, there shall be elected a president, one or more vice presidents (who may be designated by different classes), a secretary and an assistant secretary. The board may from time to time elect a chairman of the board or appoint other officers. No officer except the president need be a director. Two or more offices may be held by the same person, except that the offices of president and secretary or president and vice president shall not be held by the same person.

SECTION 2. TERM, REMOVAL AND VACANCIES. All officers shall serve at the pleasure of the board. Any officer elected or appointed by the board may be removed at any time by the board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office shall be filled by the board of directors.

SECTION 3. BONDING. The board may, in its discretion, require any officer to give the Corporation a bond in a sum and with one or more sureties satisfactory to the board for the faithful performance of his duties and for the restoration to the Corporation, in the case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession under his control belonging to the Corporation.

SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board, if one has been elected, shall preside at all meetings of the board, stockholders and committees of which he is a member. He shall have such powers and perform such duties as may be authorized by the board of directors.

SECTION 5. CHIEF EXECUTIVE OFFICER. If the board of directors has elected a chairman of the board, it may designate the chairman of the board as the chief executive officer of the Corporation. If no chairman of the board has been elected, or in his absence or inability to act, or if no such designation has been made by the board of directors, the president shall be the chief executive officer of the Corporation. The chief executive officer shall (i) have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any directions which may be given by the board of directors,
(ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the statutes, these bylaws or action of the board of directors, and shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

SECTION 6. PRESIDENT. If the board of directors has elected a chairman of the board and designated such officer as the chief executive officer of the Corporation, the president shall serve as chief operating officer and be subject to the control of the board of directors and the chairman of the board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the chairman of the board. If the board of directors has not elected a chairman of the board, or if one has been elected and has not been designated the chief executive officer of the Corporation, then the president shall be the chief executive officer of the Corporation with the powers and duties provided in
Article III, Section 5, of these bylaws. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the Corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by the president to some other officer or agent of the Corporation. The president may sign with the secretary or an assistant secretary, certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by the board of directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Corporation. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

SECTION 7. VICE PRESIDENTS. A vice president shall perform such duties as may from time to time be assigned to him by the board or by the chairman or the president. In the absence or inability to act of the president, the vice president (or if there is more than one vice president, in the order designated by the board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the president.

SECTION 8. SECRETARY. The secretary shall be the keeper of the corporate seal and corporate records, and shall give notice of, attend, and record minutes of meetings of stockholders and directors. He shall see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws. He shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him by the board or by the president. The assistant secretaries, if any, shall have such duties as shall be delegated to them by the secretary and, in the absence of the secretary, the senior of them present shall discharge the duties of the secretary.

SECTION  9.  TREASURER.  The treasurer shall be  responsible  for  (i)  the custody and safekeeping of all of the funds and securities of the Corporation, (ii) the receipt and deposit of all moneys paid to the
Corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the Corporation of all checks, drafts, notes and other obligations payable to the Corporation, (iv) the disbursement of funds of the Corporation under such rules as the board may from time to time adopt, (v) maintaining the general books of account of the
Corporation, and (vi) the performance of such further duties as are incident to the office of treasurer or as may be assigned to him by the board or by the president. The assistant treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the treasurer, the senior one of them present shall discharge the duties of the treasurer.

SECTION 10. DIVISIONAL OFFICERS. The board may from time to time appoint officers of various divisions of the Corporation. Divisional officers shall not by virtue of such appointment become officers of the Corporation. Subject to the direction of the president of the Corporation, the president of a division shall have general charge, control and supervision of all the business operations of his division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of the division.

                            ARTICLE IV

               STOCK CERTIFICATES AND TRANSFER BOOKS

SECTION 1. CERTIFICATES. Every stockholder shall be entitled to have a certificate in such form as the board shall from time to time approve, signed by, or in the name of the Corporation by (i) the chairman of the board, if any, the president or any vice president and (ii) the treasurer, or assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the Corporation. During the time in which the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2. FACSIMILE SIGNATURES. Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by the registrar other than the Corporation or its employee, the signatures of any of the officers named in Section 1 of this Article IV may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 3. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Oklahoma.

SECTION 4. LOST CERTIFICATES. Any person claiming a stock certificate in lieu of one lost, stolen, mutilated or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft, mutilation or destruction. He shall also, if required by the board, give the Corporation a bond, in such form as may be approved by the board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

SECTION 5. TRANSFER AGENT AND REGISTRAR. The Corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board, where the shares of stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the board, wherein such shares of stock shall be registered. To the extent authorized by the board, the same entity may serve both as a transfer agent and registrar.

SECTION 6. TRANSFER OF STOCK. Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

SECTION 7.  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to the time for such other action as hereinbefore described. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed by the board of directors for any other such purpose, the record date shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to Corporation action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                             ARTICLE V

                             DIVIDENDS

SECTION 1. DECLARATION AND PAYMENT. Dividends upon the capital stock of the Corporation, subject to the provisions of the certification of incorporation, if any, may be declared by the board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board from time to time, in its discretion, deems proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the board shall deem conducive to the interest of the Corporation, and the board may modify or abolish any such reserve in the manner in which it was created.

                            ARTICLE VI

                        GENERAL PROVISIONS

SECTION 1. OFFICES. The principal office of the Corporation shall be located at Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112, or at such other place as the board may determine. The Corporation may have such other offices as the board may from time to time determine. The registered office of the Corporation required by Oklahoma Central Corporation Act to be maintained in the State of Oklahoma shall be, in addition to, and not in lieu of, the principal office in any other state, and to the address of the registered office and the designation of the registered agent may be changed from time to time by the board.

SECTION 2. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be the year ending December 31 of each year, or such other year as designated by the board.

SECTION 4. INSPECTION OF BOOKS. Subject to laws of the State of Oklahoma, the directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders rights in this respect are and shall be restricted and limited accordingly.

SECTION 5. RELIANCE ON RECORDS. Each director and officer shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board, or in relying in good faith upon other records of the Corporation.

SECTION 6. ANNUAL REPORT. The board shall publish and submit to the stockholders annually a summary of the consolidated income of the Corporation and its consolidated subsidiaries for the previous fiscal year and a full or condensed consolidated balance sheet of the Corporation and its consolidated subsidiaries at the end of the previous fiscal year.

SECTION 7. VOTING OF STOCK. Unless otherwise ordered by the board, the chairman of the board, if any, the president or any vice president shall have full power and authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of stockholders of any company in which the Corporation may hold shares of stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.

SECTION 8. WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            ARTICLE VII

              Indemnification of Officers, Directors,
                       EMPLOYEES AND AGENTS

          (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including employee benefit plans, whether the basis of such proceeding is alleged action on an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph
(b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Oklahoma General Corporation Act requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director of officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b)  RIGHT OF CLAIMANT TO BRING SUIT.  It a claim under paragraph
(a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Oklahoma General Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Oklahoma General Corporation Act, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Oklahoma General Corporation Act.

                           ARTICLE VIII

                       INTERESTED DIRECTORS

          (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes if:

               (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

               (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith to vote of the stockholders; or

               (3)  The  contract   or   transaction  is  fair  as  to  the
Corporation as of the time it is authorized, approved or ratified, by the board of directors or the stockholders.

          (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof, which authorizes the contract or transaction.

                            ARTICLE IX

                            AMENDMENTS

          These bylaws may be altered, amended or repaired or new bylaws may be adopted by the stockholders at any regular or special meeting (or by written consent in lieu thereof by the shareholders having the minimum number of votes that would be necessary to authorize such action at a meeting) of the stockholders or by the board of directors at any regular or special meeting (or by unanimous written consent in lieu thereof), subject however to the power of the stockholders to adopt, amend or repeal the same.